UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2005
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

1.01. Entry into a Material Definitive Agreement
In connection with the resignation of William McKenna as Senior Vice President, Operations, of Vought Aircraft Industries, Inc. (the “Company”), on October 26, 2005, the Company entered into an agreement with Mr. McKenna regarding his separation from service. The agreement provides that Mr. McKenna’s employment with the Company will terminate effective December 31, 2005. Under the agreement, Mr. McKenna will receive:
•	a lump-sum payment equivalent to 52 weeks of pay at his regular base rate of pay;

•	an additional amount equivalent to the cost of his health care premiums under COBRA for a twelve-month period;

•	payment for accrued and unused vacation, if any;

•	a distribution of his accrued benefit under a deferred compensation plan maintained by the Company in the amount of approximately $225,000; and

•	outplacement services for up to one year.
In addition, the agreement provides that Mr. McKenna will repay a shareholder loan from the Company that has been disclosed previously in the Company’s public filings in accordance with its terms.

Mr. McKenna has the right to rescind the agreement at any time before close of business on November 2, 2005. If not rescinded, the agreement will become effective in accordance with its terms on November 3, 2005.

SIGNATURES
     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: November 1, 2005	/s/ Lloyd R. Sorenson
Lloyd R. Sorenson
Executive Vice President and Chief Financial Officer